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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 26, 1998



                       CAPSTAR BROADCASTING PARTNERS, INC.
           (Exact name of registrants as specified in their charters)



          DELAWARE                      333-25683              75-2672663
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)

    600 CONGRESS AVENUE, SUITE 1400
            AUSTIN, TEXAS                                      78701
(Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (512) 340-7800

                                 NOT APPLICABLE
         (former name and former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         All of the outstanding common stock of Capstar Broadcasting Partners, Inc. is owned by Capstar Broadcasting Corporation (the "Company"). The Company entered into an Agreement and Plan of Merger dated August 26, 1998 (the "Merger Agreement"), with Chancellor Media Corporation ("Chancellor") and CBC Acquisition Company, Inc., a wholly-owned subsidiary of the Company, pursuant to which Chancellor will be merged (the "Merger") with and into CBC Acquisition Company, Inc. and will become a wholly-owned subsidiary of the Company. The Merger Agreement provides, among other things, that upon the consummation of the Merger the Company will be renamed "Chancellor Media Corporation" (as such, the "Parent") and (i) each share of Class A Common Stock, par value $.01 per share ("Capstar Class A Common Stock"), and Class C Common Stock, par value $.01 per share ("Capstar Class C Common Stock"), in each case of the Company, issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of Capstar Class A Common Stock and Capstar Class C Common Stock held as treasury shares of the Company) will be reclassified, changed and converted into 0.4800 of a validly issued, fully paid and nonassessable share of the common stock, par value $.01 per share ("Parent Voting Common Stock"), of the Parent, such exchange ratio being subject to adjustment as described in the Merger Agreement, (ii) each share of Class B Common Stock, par value $.01 per share ("Capstar Class B Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than shares of Capstar Class B Common Stock held as treasury shares of the Company) will be reclassified, changed and converted into 0.4800 of a validly issued, fully paid and nonassessable share of nonvoting common stock, par value $.01 per share ("Parent Nonvoting Common Stock"), of the Parent, such exchange ratio being subject to adjustment as described in the Merger Agreement, (iii) each share of common stock, par value $.01 per share ("Chancellor Common Stock"), of Chancellor issued and outstanding immediately prior to the Effective Time (other than shares of Chancellor Common Stock held as treasury shares by Chancellor) will be converted into the right to receive one share of Parent Voting Common Stock, and (iv) each share of 7% Convertible Preferred Stock, par value $.01 per share, and $3.00 Convertible Exchangeable Preferred Stock, par value $.01 per share, in each case of Chancellor, will be converted into the right to receive one share of 7% Convertible Preferred Stock, par value $.01 per share ("Parent 7% Convertible Preferred Stock"), and $3.00 Convertible Exchangeable Preferred Stock, par value $.01 per share (collectively with the Parent 7% Convertible Preferred Stock, the "Parent Convertible Preferred Stock"), in each case of the Parent.

         Affiliates of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse") beneficially own approximately 65% of the equity of the Company on a fully-diluted basis and, after the Merger, will beneficially own approximately 26% of the equity of the Parent on a fully-diluted basis after giving effect to the consummation of Chancellor's pending acquisition of Ranger Equity Holdings Corporation, the parent company of LIN Television Corporation.

         Consummation of the Merger is subject to various conditions fully set forth in the Merger, including, without limitation, the approval of the Merger by a majority of the shares of Capstar Class A Common Stock that are present and entitled to vote on the Merger at a stockholders meeting to be called by the Company and which are beneficially owned by a holder other than Thomas O. Hicks, the Company's Chairman of the Board, R. Steven Hicks, the Company's Chief Executive Officer, or any of their respective affiliates, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of regulatory approval from the Federal Communications Commission.

         Thomas O. Hicks, R. Steven Hicks and Capstar Broadcasting Partners, L.P., an affiliate of Hicks Muse (collectively, the "Stockholders"), entered into a Voting Agreement dated August 26, 1998 (the "Voting Agreement"), with Chancellor, pursuant to which each of the Stockholders has agreed as follows:

         (1)   at any meeting of stockholders of the Company called to vote upon
(i) (A) an amendment and restatement of Capstar's Certificate of Incorporation,
(B) the issuance of shares of Parent Voting Common Stock in the Merger, (C) the issuance of shares of Parent Voting Common Stock to be issued upon the conversion of the Parent Convertible Preferred Stock and (D) the adoption of the stock option plans of Chancellor, each as contemplated by the Merger Agreement, or (ii) the Merger and the Merger Agreement, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, to vote (or cause to be voted) in favor of such proposals and any other transactions

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contemplated by the Merger Agreement, the number of shares of common stock of
Capstar that the Stockholder owns of record or has the power to direct the vote of (the "Subject Shares") that represents the percentage of total Subject Shares held by the Stockholder equal to the percentage of shares of Capstar Class A Common Stock (other than shares held by Thomas O. Hicks, R. Steven Hicks or their respective affiliates) that vote (in person or by proxy) in favor of the Merger;

         (2) at any meeting of the stockholders of Capstar or at any adjournments thereof or in any other circumstances upon which the Stockholders' vote, consent or other approval is sought, to vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Capstar or any other takeover proposal or acquisition proposal (as defined in the Merger Agreement) or (ii) any other matter or transaction that would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement;

         (3) not to sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, the "Transfer"), or enter into any agreement or other arrangement with respect to the Transfer of the Subject Shares to any person other than pursuant to the terms of the Merger or enter into any voting arrangement in connection with any acquisition proposal;

         (4) not to directly or indirectly solicit, initiate or encourage the submission of any acquisition proposal or, except as permitted by the Merger Agreement, directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal; and

         (5) until after the Merger is consummated or the Merger Agreement is terminated, to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Chancellor in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated by the Merger Agreement.

         The foregoing description of the Merger Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by the copies of the Merger Agreement and Voting Agreement incorporated herein by reference as exhibits to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)      EXHIBITS.

         2.1 Agreement and Plan of Merger dated August 26, 1998, among Chancellor Media Corporation, Capstar Broadcasting Corporation and CBC Acquisition Company, Inc. (1)

         2.2 Voting Agreement dated August 26, 1998, among Chancellor Media Corporation, Capstar Broadcasting Partners, L.P., Thomas O. Hicks and R. Steven Hicks. (1)

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(1)      Incorporated herein by reference to Schedule 13D/A filed by Thomas O.
         Hicks, et al. on September 3, 1998, File No. 005-54151.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CAPSTAR BROADCASTING PARTNERS, INC.
                                   (Registrant)


                                   By:   /s/ Paul D. Stone
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                                   Name: Paul D. Stone
                                        ----------------------------------------
                                   Title: Executive Vice President
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Date:    September 9, 1998